UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

400 E. Spring Street
Bluffton, IN	46714
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Franklin Electric Co., Inc. (the "Company") held its 2012 annual meeting of shareholders on May 4, 2012. There were 23,364,243 shares of common stock of the Company entitled to vote at the meeting and a total of 22,047,728 (94.36%) were represented at the meeting, in person or by proxy.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1 - Election of Directors

To elect Jerome D. Brady and David M. Wathen as directors for terms expiring at the 2015 annual meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Withheld	Broker Non-Votes
Jerome D. Brady	15,387,557	—	5,358,975	1,301,196
David M. Wathen	14,653,271	—	6,093,261	1,301,196

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2012 Fiscal Year

To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2012 fiscal year. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,181,109	865,425	1,194	—

Proposal 3 - Advisory Vote on Executive Compensation

To consider, on an advisory basis, the executive compensation of the named executive officers as disclosed in the proxy statement. The advisory vote on approval of the compensation of the Company's named executive officers was approved by the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,995,347	1,266,486	1,484,699	1,301,196

Proposal 4 - Approval of the Franklin Electric Co., Inc. 2012 Stock Plan

To approve the Franklin Electric Co., Inc. 2012 Stock Plan. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,799,358	1,817,333	1,129,841	1,301,196

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 9, 2012	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)